Exhibit 10.1

AKORN, INC. 2014 STOCK OPTION PLAN

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

THIS Non-Qualified Stock Option Agreement (“Award Agreement”) is made and effective as of [OPTION DATE] (“Date of Grant”) between Akorn, Inc. (the “Corporation”) and [FIRST NAME —LAST NAME] (the “Participant”) pursuant and subject to the provisions of the Akorn, Inc. 2014 Stock Option Plan (the “Plan”).  This Award Agreement is not intended to qualify as a grant of Incentive Stock Options within the meaning of Code § 422.  Unless otherwise defined herein, all terms used in this Award Agreement that are defined in the Plan shall have the meaning as defined in the Plan.

1.                                      Award of Non-Qualified Stock Options.  Pursuant to the provisions of the Plan, the Corporation will and hereby does award to the Participant on the Date of Grant [TOTAL NUMBER OF OPTION SHARES GRANTED] Non-Qualified Stock Options (the “Non-Qualified Stock Options”).  Subject to the other terms of this Award Agreement, these Non-Qualified Stock Options shall be exercisable with respect to each installment shown below on or after the date of vesting applicable to such installment as follows:

Vesting Date	Number of Shares

[VEST DATE PERIOD1	NUMBER OF OPTION SHARES PERIOD1]

[VEST DATE PERIOD2	NUMBER OF OPTION SHARES PERIOD2]

[VEST DATE PERIOD3	NUMBER OF OPTION SHARES PERIOD3]

[VEST DATE PERIOD4	NUMBER OF OPTION SHARES PERIOD4]

2.                                      Exercise Price.  The exercise price of the Non-Qualified Stock Options is [OPTION PRICE] per Share, which is not less than 100% of Fair Market Value of each share price on the Date of Grant.

3.                                      Taxation and Withholding.  Upon exercise of all or any part of the Non-Qualified Stock Options hereunder, the Participant will pay or make adequate arrangements satisfactory to the Corporation to pay the exercise price per Share of any portion of the Non-Qualified Stock Options which the Participant will exercise and to satisfy all withholding and payment obligations payable upon exercise.  In this regard, the Participant authorizes the Corporation to withhold any applicable taxes payable by Participant from his or her wages or other income or assets payable to the Participant as required to satisfy all withholding requirements by the Corporation.

4.                                      Term of Award.

(a)                                 In the event the Participant ceases to be a Service Provider, other than upon the Participant’s death, Disability or termination for Cause, the Participant may exercise his or her vested Non-Qualified Stock Options hereunder within three (3) months following the

Participant’s termination, and all of Participant’s unvested Non-Qualified Stock Options hereunder shall be forfeited as of such date of termination.

(b)                                 If the Participant ceases to be a Service Provider due to the Participant’s death or Disability, the Participant (or in the event of death, the authorized representative of the Participant) may exercise his or her vested Non-Qualified Stock Options hereunder within twelve (12) months following the Participant’s death or Disability, and all of Participant’s unvested Non-Qualified Stock Options shall be forfeited as of such date of termination.

(c)                                  **[Subject to Section 4(d), if][If] the Participant ceases to be a Service Provider due to the Participant’s termination for Cause, all of Participant’s vested and unvested Non-Qualified Stock Options hereunder shall be forfeited as of such date of termination and will not be exercisable.

[**Section 4(d) to be included only upon the determination of the Compensation Committee.**]

(d)                                 **[In the event the Corporation has a Change in Control and the Non-Qualified Stock Options are assumed by the successor corporation or its Affiliate, if the Participant’s employment is terminated by without Cause or by Participant for “Good Reason” within ninety (90) days prior to and twelve (12) months following the Change in Control as defined in Sections 2.9 and 12.2 of the Plan, the Participant’s Non-Qualified Stock Options hereunder will automatically become 100% vested.  For purposes of this Award Agreement, “Good Reason” means the occurrence of any of the following:

(i)                                     a change in the Participant’s employment status or responsibilities with the Corporation which represents a material and adverse change from the Participant’s status or responsibilities, or the assignment to the Participant of any employment duties or responsibilities which are materially inconsistent with the Participant’s employment status or responsibilities, or any action by the Corporation that results in a marked diminution in the Participant’s position, authority, duties or responsibilities (in either case without sole regard to any change in title or the Corporation’s status as a public or private entity);

(ii)                                  a reduction in the Participant’s base salary for employment with the Corporation to a level below that in effect at any time previously (except to the extent such reduction is not due to a Change in Control and is part of a comprehensive reduction in salary applicable to employees of the Corporation generally so long as the reduction applicable to the Participant is comparable to the reduction applied to other employees of the Corporation at the same career level as the Participant);

(iii)                               the Corporation’s requiring the Participant to be based at any place outside a 50-mile radius from the Participant’s job location or residence without the Participant’s written consent, except for travel that is reasonably necessary in connection with the Corporation’s business;

(iv)                              the insolvency or the filing (by any party, including the Corporation) of a petition for bankruptcy of the Corporation, which petition is not dismissed within sixty (60) days; or

(v)                                 the failure of the Corporation to obtain an agreement, satisfactory to the Participant, from any successor corporation or assigns to assume and agree to maintain this Award Agreement.]**

(e)                                  Notwithstanding anything in this Agreement to the contrary, in no event may the Non-Qualified Stock Options hereunder or any part thereof be exercised after the expiration of [five (5)][seven (7)] years from the Date of Grant.

(f)                                   If after the Participant ceases to be a Service Provider for any reason the exercise of the Non-Qualified Stock Options hereunder is prohibited because the exercise of the Non-Qualified Stock Options would violate the registration requirements under the Securities Act of 1933, as amended, or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the Non-Qualified Stock Options shall be tolled until the date that is thirty (30) days after the end of the period during which the exercise of the Non-Qualified Stock Options would be in violation of such registration or other securities requirements.

5.                                      Participant Acknowledgments. By executing this Award Agreement, Participant acknowledges and agrees as follows:

(a)                                 Participant understands that upon exercise of the Non-Qualified Stock Options hereunder he or she may be subject to alternative minimum tax as a result of such exercise.

(b)                                 Participant and his or her transferees have no rights as a shareholder with respect to any Shares covered by this Award Agreement until the date of the issuance of a stock certificate for such Shares.

(c)                                  The Corporation is not providing Participant with advice, warranties or representations regarding any of the legal or tax effects to Participant with respect to this Award Agreement.

(d)                                 Participant acknowledges that he or she is familiar with the terms of the grant made to him or her under this Award Agreement and the Plan, that he or she has been encouraged by the Corporation to discuss the grant and the Plan with his or her own legal and tax advisers, and that he or she agrees to be bound by the terms of the grant and the Plan.

6.                                      Notice of Exercise.  The Non-Qualified Stock Options hereunder may be exercised, to the extent specified above, by delivering written notice of exercise together with the exercise price to the Secretary of the Corporation, or to such other person as the Corporation may designate, during regular business hours, together with such additional documents as the Corporation may then require pursuant to the Plan.  The notice must specify the number of Shares to be purchased upon exercise and a date within fifteen (15) days after receipt of the notice by the Corporation on which the purchase is to be completed.

7.                                      Transferability.  This Award Agreement is not transferable, except by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s life only by the Participant.  However, the Participant may designate a third party who, in the event of his or her death, would be entitled to exercise the Non-Qualified Stock Options hereunder by providing a written notice in a form satisfactory to the Secretary of the Corporation.

8.                                      State Securities Laws.  Notwithstanding the other provisions of this Award Agreement, in the event the Participant is or becomes a resident of any state other than the State of Illinois, the Corporation may, in its reasonable discretion, determine that the registration or qualification of the Shares covered by this Award Agreement is necessary or desirable as a condition of or in connection with the exercise of the Non-Qualified Stock Options hereunder.  If the Corporation makes such a determination, the Non-Qualified Stock Options may not be exercised in whole or in part unless and until such registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Corporation in its reasonable discretion.  The Corporation shall use good faith reasonable efforts to obtain or effect such registration or qualification, but is not required to obtain or effect such registration or qualification.  Further, the Corporation shall in no case be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

9.                                      Successors and Assigns.  Except as otherwise expressly provided herein, this Award Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives, successors and assigns.  Participant may not assign any of his or her rights or delegate any of his or her duties hereunder, without the written consent of the Corporation, which may be withheld in its sole and absolute discretion, and any such attempted assignment or delegation without such consent shall be void.

10.                               Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the second business day following the date mailed by United States Mail, postage prepaid, to the parties or their assignees at the following addresses, or at such other address as shall be given in writing by either party to the other:

Corporation:	Human Resources Department
cc: Legal Department
Akorn, Inc.
1925 West Field Court
Suite #300
Lake Forest, Illinois 60045

Participant:	[FIRST NAME — LAST NAME]
[ADDRESS LINE 1]
[CITY, STATE ZIPCODE]

11.                               Choice of Law and Venue.  The Plan and this Award Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflict of laws provisions thereof.  Any legal proceeding arising out of this Award Agreement shall be brought only in a state or federal court of competent jurisdiction located in Chicago, Illinois.

12.                               Amendment.  This Award Agreement may be amended or modified only by the written agreement of all parties hereto.

13.                               Entire Agreement.  The Plan and this Award Agreement and the other documents delivered hereunder constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all prior agreements, understanding, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof, except as herein contained.  The express terms of the Plan and this Award Agreement control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

14.                               Attorney Fees.  If any legal action is necessary to enforce the terms of this Award Agreement, the prevailing party shall be entitled to recover, in addition to other amounts to which the prevailing party may be entitled, actual attorneys’ fees and costs.

15.                               Severability.  The provisions of this Award Agreement are severable.  In the event that one or more of the provisions contained in the Plan or this Award Agreement or in any other agreement referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity or unenforceability shall not affect the remaining provisions of the Plan or the Award Agreement.  Further a court of competent jurisdiction shall have the authority to rewrite, interpret or construe the terms of the Plan and Award Agreement so as to render them enforceable to the maximum extent allowed by law, consistent with the intent of the parties as evidenced hereby.

16.                               Counterparts.  This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

17.                               Additional Conditions to Issuance of Shares.  The exercise of the Non-Qualified Stock Options hereunder and the issuance and transfer of Shares shall be subject to compliance by the Corporation and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Corporation’s Shares may be listed. No Shares shall be issued pursuant to this Award Agreement unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Corporation and its counsel. The Participant understands that the Corporation is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

If at any time the Corporation will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state or federal law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Corporation.  Where the Corporation determines that the delivery of the payment of any Shares will violate U.S. federal securities laws or any other applicable securities or exchange control laws, the Corporation will defer delivery until the earliest date at which the Corporation reasonably anticipates that the delivery of Shares will no longer cause such violation.  The Corporation will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

18.                               Section 409A. The intent of the parties is that benefits under this Award Agreement be exempt from the provisions of Section 409A of the Code and, accordingly, to the maximum extent permitted, this agreement shall be interpreted to be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Corporation be liable for any additional tax, interest or penalties that may be imposed on Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code hereunder or otherwise.

19.                               Clawback Policy. Notwithstanding any provision of the Plan or this Award Agreement to the contrary, outstanding Non-Qualified Stock Options may be cancelled, and the Corporation may require the Participant to return Shares (or the value of such Shares when originally paid to the Participant) and any other amount required by applicable law and the Corporation’s Clawback Policy to be returned, in the event that such repayment is required in order to comply with the Corporation’s Clawback Policy and with any laws or regulations relating to restatements of the Corporation’s publicly reported financial results.

ACCEPTANCE AND ACKNOWLEDGMENT

I, [FIRST NAME — LAST NAME] a resident of the State of [STATE], accept this Award of Non-Qualified Stock Options described in this Award Agreement and in the Plan, and acknowledge receipt of a copy of the Plan and this Award Agreement.  I further acknowledge that I have read the Plan and Award Agreement carefully, I fully understand their contents, and I agree to be bound by the same.